Adopted: 3/11/24 1. PURPOSE Schneider National, Inc. (the “Company”) has established a share repurchase program pursuant to which it may repurchase, through one or more purchasing agents to be appointed by the Company from time to time (each such agent, a “Purchasing Agent”), shares of its Class A and/or Class B Common Stock (such repurchases, the “Repurchases” and such shares, the “Shares”). The Company may effect Repurchases by means of discretionary open market transactions at prevailing market prices, as directed by Authorized Persons (as defined below) to applicable Purchasing Agents from time to time (each such repurchase, a “Discretionary Repurchase”). In addition, the Company may effect Repurchases by means of one or more Rule 10b5-1 trading plans established by the Company from time to time for such purpose (each, a “Rule 10b5-1 Plan”). In accordance with applicable U.S. insider trading laws, the Company is prohibited from engaging in Repurchases while the Company is in possession of material non-public information relating to the Company or its securities. In this regard, the Company has adopted an Insider Trading Policy (the “Insider Trading Policy”) that sets forth guidance for determining whether information is “material” and “non-public.” The Company has adopted this Share Repurchase Policy (the “Policy”) to establish procedures for obtaining an accurate and complete understanding of the facts and circumstances necessary to determine whether the Company is in possession of such material non-public information prior to (i) instructing any Purchasing Agent to execute a Discretionary Repurchase or (ii) adopting or modifying any Rule 10b5-1 Plan (each such action, a “Covered Repurchase Action”). This Policy applies to all Covered Repurchase Actions. The Company and Authorized Persons (as defined below) are prohibited from engaging in Covered Repurchase Actions other than in accordance with this Policy. 2. AUTHORIZED PERSONS Only the following employees are authorized (the “Authorized Persons”) to engage in Covered Repurchase Actions: • Chief Executive Officer (“CEO”) of the Company; • Chief Financial Officer (“CFO”) of the Company; or • Any other individual designated from time to time by the CEO or CFO as an “Authorized Person” with respect to its share repurchase program. The CEO and CFO will designate as “Authorized Persons” only persons who are officers of the Company and who have sufficient knowledge and experience to ensure that the Policy is complied with prior to carrying out any Covered Repurchase Action. Before any officer of the Company is designated as an “Authorized Person,” such person will be provided with a copy of this Policy and be provided the opportunity to ask the Compliance Officer (as defined below) questions regarding this policy. SHARE REPURCHASE POLICY

Adopted: 3/11/24 3. PROCEDURES FOR SHARE REPURCHASES A. Except for repurchases of Company common stock that are carried out pursuant to a Rule 10b5-1 Plan that has been established by the Company in compliance with federal law and the regulations of the U.S. Securities and Exchange Commission, the Company may repurchase shares of its common stock only: (i) while the Company’s trading window is open; (ii) the Compliance Officer has not declared any special blackout period; and (iii) the clearance procedures have been followed the Executive Group as described in this Policy. B. Authorized Persons may engage in Covered Repurchase Actions only during an open trading window, as declared pursuant to the Insider Trading Policy. In general, the Company’s trading window opens after the close of trading on the first full trading day on the New York Stock Exchange following the Company’s public announcement of quarterly or annual earnings or results with respect to such fiscal quarter or the preceding fiscal year, as applicable, and, unless otherwise shortened by the Compliance Officer, remains open through the day that is ten calendar days prior to the end of each fiscal quarter. C. To ensure that Authorized Persons do not engage in Covered Repurchase Actions while the Company possesses material non-public information, Authorized Persons must follow the following procedures before doing so: i. In the event that the Authorized Person proposes to execute a single Covered Repurchase Action (including, for the avoidance of doubt, the adoption or modification of a Rule 10b5-1 Plan), the Authorized Person must notify the Compliance Officer that the Authorized Person intends to authorize such Covered Repurchase Action prior to the date of completion of the Covered Repurchase Action. ii. In the event that the Authorized Person proposes to execute recurring Covered Repurchase Actions over a defined period during the Company’s open trading window, the Authorized Person must notify the Compliance Officer that the Authorized Person intends to authorize such recurring Covered Repurchase Actions prior to the start of such period. For the avoidance of doubt, individual Repurchases executed pursuant to a Rule 10b5-1 Plan will not constitute “recurring Covered Repurchase Actions.” iii. In no event will the Authorized Person execute any Covered Repurchase Action until: a) in the case of a Covered Repurchase Action which is proposed to occur on a single day, the Compliance Officer, following consultation with the Company’s CEO, CFO and Group President- Transportation and Logistics (“Group President”; collectively, the “Executive Group”), confirms that he is comfortable that the Company is not in possession of material non-public information and authorizes the Authorized Person, in writing or via an email, to complete the proposed Covered Repurchase Action; or b) in the case of a series of recurring Covered Repurchase Actions which are proposed to conditionally occur over a defined period in varying amounts depending on the intraday trading price of the Company’s Class B common stock, such Covered Repurchase Actions may not be initiated until all of the following have occurred: 1) the Compliance Officer has acknowledged the proposed Covered Repurchase Actions;

Adopted: 3/11/24 2) the Compliance Officer, following consultation with the Executive Group, has conditionally approved the proposed Covered Repurchase Actions and notified the Executive Group that (i) the Compliance Officer’s conditional approval is conditioned on the Executive Group conferring with him at least once every seven calendar days during the proposed defined period, to determine whether the Company possesses any information that could constitute material non- public information about the Company or its securities (such information, “Potential MNPI”) and (ii) each member of the Executive Group must notify the Compliance Officer as soon as reasonably practicable if such member becomes aware of Potential MNPI during the proposed defined period ; and 3) the Compliance Officer has, in fact, at least once every seven calendar days during the defined period that the proposed Covered Repurchase Actions will potentially occur, met and conferred with the members of the Executive Group to determine whether the Company possesses Potential MNPI as provided in this Section. 4) Notwithstanding the foregoing, the Compliance Officer may, at the Compliance Officer’s discretion and as circumstances warrant, confer with the Executive Group or members thereof on a more frequent basis than weekly to determine whether the Company possesses any Potential MNPI. The Compliance Officer may also, at the Compliance Officer’s discretion, confer with any persons other than the Executive Group who the Compliance Officer has concluded are reasonably likely to have potentially material information regarding significant corporate developments and, based on such conferences, withdraw or cancel the Compliance Officer’s prior authorization of a Covered Repurchase Authorization. 4. PROCEDURES FOR CONSIDERATION OF POTENTIAL MNPI A. If, on the basis of the procedures set forth in Section 3 above, it is determined that the Company may possess material non-public information, the Compliance Officer and the Executive Group, as appropriate, will consider all relevant facts and circumstances in order to determine whether the information is material and non-public. If the information in question relates to an uncertain future event or development (for example, negotiations regarding potential significant mergers and acquisitions or potential entry into major new contracts), the Compliance Officer and the Executive Group, as appropriate, will consider the probability that such event or development will occur.1 B. If the Compliance Officer and the Executive Group agree that the Company does not possess material non-public information, the Compliance Officer will promptly authorize the Authorized Person to carry out or continue (in the case of a Covered Repurchase Action occurring a defined period) the Covered Repurchase Action(s). C. If the Compliance Officer and the Executive Group are not able to agree that the Company does not possess material non-public information, the Compliance Officer will not authorize any Covered Repurchase Action or, as appropriate, will revoke any previously issued authorization for the Covered Repurchase Authorization, until after the close of trading on the first full trading day following the Company’s widespread public release of the relevant material information. 1 A potential future event or development may be material even if it is not more-likely-than-not to occur.

Adopted: 3/11/24 5. COMPLIANCE OFFICER The Company has designated its General Counsel as the individual responsible for ensuring compliance with this Policy (the “Compliance Officer”). The duties of the Compliance Officer include the following: i) Administering this Policy and monitoring and enforcing compliance with all Policy provisions and procedures; ii) Responding to all inquiries relating to this Policy; iii) Ensuring that this Policy, the Insider Trading Policy and other appropriate materials are made available to Authorized Persons; and iv) Revising this Policy as necessary to reflect changes in federal or state insider trading laws and regulations, or as otherwise deemed necessary or appropriate. The Compliance Officer may delegate all or any of the Compliance Officer’s duties under this Policy to one or more individuals whom the Compliance Officer may designate to perform such duties in the event that the Compliance Officer is unable or unavailable to perform such duties.